Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

Preliminary Information Statement
Date: April 5, 2004
                             KLEVER MARKETING, INC.
                          350 WEST 300 SOUTH, SUITE 201
                           SALT LAKE CITY, UTAH 84101

Payment of Filing Fee   No Fee Required

                              INFORMATION STATEMENT
              CONCERNING AMENDMENT OF CERTIFICATE OF INCORPORATION

General

The following is information given by KLEVER MARKETING, INC., a Delaware corporation (the "Company"), to its shareholders prior to seeking the consent of the shareholders pursuant to Section 228(a) of the Delaware General Corporation Law to amendment of the Company's Certificate of Incorporation to increase the number of authorized shares.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Voting Rights and Outstanding Shares

As of March 26, 2004 (the "Record Date"), the Company had 45,587,919 shares of Stock issued and outstanding, comprised of 35,351,267 shares of common stock, par value $.01 per share (the "common stock"), and 5,493,727 Class A, 2,789,956 Class B and 1,952,969 Class C Convertible preferred stock, par value $.01 per share (the "preferred Stock"). Holders of common stock are entitled to one vote for each such share so held of record. Holders of preferred Stock are entitled to one vote for each share of common stock into which such preferred Stock is convertible. [Each share of preferred Stock is convertible into one (1) share of common stock.] Stockholders of record at the close of business on the Record Date are entitled to vote on the proposal to amend the Certificate of Incorporation.. A written consent signed by the holders of a majority of the total number of shares issued and outstanding on the Record Date will constitute approval by the Stockholders of the proposed amendment. Abstentions and "broker non-votes" (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining whether or not a majority of the share of Stock entitled to vote has signed written consents in favor of the amendment of the Certificate of Incorporation.



--------------------------------------------------------------------------------
                PROPOSAL TO AMEND TO CERTIFICATE OF INCORPORATION

--------------------------------------------------------------------------------

On March 30, 2004 the Board of Directors considered, and approved for recommendation to the stockholders, an amendment to the Certificate of Incorporation. The Certificate of Incorporation, as currently in force, provides that the Company is authorized to issue up to 50,000,000 shares of common stock, par value $.01 per share. The proposed amendment provides for an increase in the number of shares of common stock the Company would be authorized to issue in the future, from 50,000,000 shares to 250,000,000 shares. This increase is needed to provide sufficient authorized common stock for the current and future needs of the Company.

The Board of Director's recommendation was based upon two reasons. First, although there are currently 35,351,267 shares of common stock issued and outstanding, the number of shares of common stock that would be required to be issued if all options, preferred and debt conversion rights and Stock Incentive Plan shares (collectively "Prospective Stock Rights")were exercised exceeds the currently authorized 50,000,000 shares by 14,026,562 shares. Thus, an increase in authorized common stock is needed to provide for these Prospective Stock Rights . Second, the Company is in the process of seeking additional equity capital investments in connection with both short term and long term financing transactions. If the Company are successful in securing additional investments in the Company ,the issuance of addition shares of common stock will be required However, the Board of Directors anticipates that both the short and long term financing may require at least an additional 100,000,000 shares of stock In addition, it is the Board of Directors' recommendation that the Company have a number of additional authorized shares in reserve for unknown contingencies. Hence, the Board of Directors recommends the increase in the number of authorized shares from 50,000,000 to 250,000,000 shares.

Consent Required for Approval. The written consent of a majority of the shares of the issued and outstanding Stock entitled to vote is required to approve the proposal to amend the Certificate of Incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 26, 2004, certain information regarding the ownership of the Company's common stock and preferred Stock by:
(1) all those known by the Company to be beneficial owners of more than five percent of the outstanding shares of the Company's Common and preferred stock, who are not directors, nominees for director, or executive officers; (2) each director and nominee for director; (3) each of the executive officers; and (4) all directors and executive officers of the Company as a group.

          KLEVER MARKETING PRINCIPAL SHAREHOLDERS BENEFICIAL OWNERSHIP
                                    3/26/2004
                             Common Shares Issuable
                               Upon Conversion of:

                                                                                                               Total (Fully Diluted)
                        Outstanding  Convertible        Total                 Option &     Accrued,       Beneficial      Beneficial
                             Common    Preferred      Votable  Convertible     Warrant   but Unpaid        Ownership       Ownership
                             Shares    Shares(1)       Shares      Debt(1)      Shares     Dividend  (Fully Diluted)      Percentage
TOP HOLDERS
Olson Foundation
  & Affiliated Entities   2,835,130    4,982,065    7,817,195    9,384,260      735,722      287,413      18,224,590          32.56%
Olson Holdings              759,765    3,786,369    4,546,134            0        3,060      130,668       4,679,862          10.24%
Estate of PDO               951,762            0      951,762            0      512,000            0       1,463,762           3.18%
Olson Legacy Trust        1,171,850            0    1,171,850            0       84,510            0       1,256,360           2.75%
Presidio                     94,858      438,422      533,280    8,521,821            0        4,843       9,059,944          16.76%
Paul Begum
  & Affiliated Entities   3,113,660      159,426    3,273,086            0      237,000        5,534       3,515,620           7.67%
Seabury Entities                  0    5,095,161    5,095,161    1,427,618      412,936      232,527       7,168,243          15.05%
Warner                    2,526,574            0    2,526,574       10,597      661,335            0       3,198,506           6.91%
Primavera                 3,252,771            0    3,252,771            0            0            0       3,252,771           7.14%
Arbinger                  3,490,756            0    3,490,756       42,386       97,176            0       3,630,319           7.94%

DIRECTORS AND OFFICERS
Bailey
  & Affiliated Entities   3,244,914            0    3,244,914            0      520,000            0       3,764,914           8.17%
D. Paul Smith             1,041,301            0    1,041,301       13,188    1,309,813            0       2,364,302           5.04%
Michael L. Mills            951,762            0      951,762            0      512,000            0       1,463,762           3.18%
Richard J. Trout             65,645            0       65,645            0    1,028,278            0       1,093,922           2.35%
William J. Dupre            400,000            0      400,000            0      200,000            0         600,000           1.31%
Daniel L. Warner                  0            0            0            0      100,000            0         100,000           0.22%


 NOTES:

(1) Number of common shares issuable upon conversion of preferred stock and debt are estimated based on the conversion formulas applicable to those securities. Current adjusted conversion prices for preferred shares are $0.2509 for Class A, $0.2509 for Class B and $0.2509 for Class C. The adjusted conversion price for preferred shares is current as of the date written above. All convertible debt assumed converted. Dividends on preferred shares are undeclared, but accrue to date.





                                              By Order of the Board of Directors



                                             /s/D. Paul Smith
Corporate Secretary                          Salt Lake City, Utah
                                             April 5, 2004